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                                                                     EXHIBIT 5.1

                                Law Offices Of
                     Paul, Hastings, Janofsky & Walker LLP


      A Limited Liability Partnership Including Professional Corporations


                            555 South Flower Street
                      Los Angeles, California 90071-2371
                           Telephone (213) 683-6000
                           Facsimile  (213) 627-0705
                             Internet www.phjw.com


                                                          January 31, 2001



California Pizza Kitchen, Inc.
6053 West Century Blvd., 11/th/ Floor
Los Angeles, California 90045-6442

     Re:  California Pizza Kitchen, Inc. - Registration Statement on Form S-1
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Ladies and Gentlemen

          This opinion is delivered in our capacity as counsel to California Pizza Kitchen, Inc., a California corporation (the "Company"), in connection with the Company's registration statement on Form S-1 (the "Registration Statement") filed on January 2, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed registration by the Company of 3,400,000 shares of common stock, par value $.01 per share (the "Shares").

          In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.
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California Pizza Kitchen, Inc.
Januaary 31, 2001
Page 2

          Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized and that the Shares, when sold in the manner set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                       Very truly yours,


                       /s/ Paul, Hastings, Janofsky & Walker LLP